UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Blue Foundry Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-2831373
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Park Avenue
Rutherford, New Jersey	07070
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value per share	The Nasdaq Stock Market, LLC
(Title of each class to be so registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ◻

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ◻

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  333-254079

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities to be registered, reference is made to the sections “Description of Capital Stock of Blue Foundry Bancorp Following the Conversion” and “Market for the Common Stock” in the Prospectus contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-254079), initially filed on March 10, 2021, and subsequently amended (the “Form S-1”), which sections are hereby incorporated by reference.  For a description of the provisions of the Registrant’s Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the sections “Restrictions on Acquisition of Blue Foundry Bancorp” and “Description of Capital Stock of Blue Foundry Bancorp Following the Conversion” contained in such Prospectus, which sections are incorporated herein by reference.

Item 2.  Exhibits.

1.	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Form S-1).

2.	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Form S-1).

3.	Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUE FOUNDRY BANCORP

DATE: July 15, 2021	By: /s/ James D. Nesci
James D. Nesci
President and Chief Executive Officer